Exhibit 3.273

State of North Carolina

Department of the Secretary of State

ARTICLES OF INCORPORATION

(PROFESSIONAL CORPORATION)

Pursuant to Chapter 55B and § 55–2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a professional corporation.

1.	The name of the corporation is: Sheridan Children’s Healthcare Services of North Carolina, P.A.

2.	The number of shares the corporation is authorized to issue is:	1000

	These shares shall be: (check either a or b)

	a. ✓ all of one class, designated as common stock; or b. divided into classes or series within a class as provided in the attached schedule, with the information required by N.C.G.S. § 55-6-01.

3.	The street address and county of the initial registered office of the corporation is:

Number and Street	225 Hillsborough Street

City, State, Zip Code Raleigh, North Carolina 27603	County	Wake

4.	The mailing address if different from the street address of the initial registered office is: n/a

5.	The name of the initial registered agent is:	CT Corporation System

6.	Any other provisions, which the corporation elects to include, are attached.

7.	The specific purpose for which the corporation is being formed:	Children’s healthcare services Professional Medical Services

8.	The name and address of each incorporator is as follows: (Attach additional sheets if necessary.)
Maureen Ann Doherty, D.O.
1613 North Harrison Parkway, Suite 200
Sunrise, Florida 33323

Revised January 2000		Form PC-05

CORPORATIONS DIVISION	P.O. BOX 29622	RALEIGH, NC 27626-0622

9.

With respect to each professional service to be practiced through the corporation, the name of at least one of the corporation’s incorporators who is a licensee of the licensing board which regulates such profession in this State is: Maureen Ann Doherty, D.O.

10.	A certification by the appropriate licensing board that the shareholder interests of the corporation are in compliance with the requirements of N.C.G.S. Sections 55B-4(2) and 55B-6 is attached.

11.	These articles will be effective upon filing, unless a date and/or time is specified:

This the 7th day of November, 2003.

/s/ Maureen Ann Doherty, D.O.
Signature

Maureen Ann Doherty, D.O., INCORPORATOR
Type or Print Name and Title

Notes:

1.	Filing fee is $125. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.
2.	Only a “professional corporation” may use this form. To determine whether a particular corporation is such a “professional corporation,” it is necessary to examine the requirements of N.C.G.S. § 55B-2(5). If the corporation does not meet those requirements, it must use the standard form for incorporation of a business corporation.

Revised January 2000		Form PC-05

CORPORATIONS DIVISION	P.O. BOX 29622	RALEIGH, NC 27626-0622

CERTIFICATION BY THE NORTH CAROLINA MEDICAL BOARD

The incorporators of Sheridan Children’s Healthcare Services of North Carolina, P.A. have certified to the North Carolina Medical Board the names and addresses of all persons who will be owners of its shares, or that one hundred percent (100%) of its capital stock will be issued to another professional corporation in accordance with the North Carolina General Statute, §55B-55B-6.

Based upon my examination of the records of this office, I hereby certify that the ownership of the shares of stock is in compliance with the requirement of North Carolina General Statute §55B-4(2) and 55B-6.

This certificate is executed under the authority of the North Carolina Medical Board on 11/12/2003.

R. Davidson Hendersen

Executive Director

North Carolina Medical Board

State of North Carolina

Department of the Secretary of State

ARTICLES OF AMENDMENT

BUSINESS CORPORATION

(Professional Corporation)

Pursuant to § 55B and §55-2-02 of the General Statues of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1. The name of the corporation is: SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF NORTH CAROLINA, P.A.

2. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

“Maureen Ann Doherty, D.O., current sole shareholder of Sheridan Children’s Healthcare Services of North Carolina, P.A. is transferring one hundred percent (100%) of all outstanding shares currently held by her to Barry D. Chandler, M.D., North Carolina Medical License No. 200400653 upon the approval of, and issuance of certification by the North Carolina Board of Medical Examiners.”

3. The text of each amendment adopted is as follows:

(a) Article 9 of the Articles of Incorporation is amended to read in its entirety as follows:

“With respect to each professional service to be practiced through the corporation, the name of the corporation’s sole shareholder who is a licensee of the licensing board which regulates such profession in this State is Barry D. Chandler, M.D.”

4.	The date of the adoption of each amendment is as follows: April 25, 2006.

5.	(Check either a,b,c, or d, whichever is applicable)

a.		The amendment was duly adopted by the incorporator prior to the issuance of shares.
b.		The amendment was duly adopted by the board of directors prior to the issuance of shares.
c.		The amendment was duly adopted by the board of directors without shareholder action as shareholder action was not required because: Not Applicable
d.	✓	The amendment was approved by the shareholder action, and such shareholder approval was obtained as required by Chapter 55 of North Carolina General Statutes.

6. These Articles of Amendment will be effective upon filing unless a delayed time and date is specified.

This the 25th day of April, 2006.

Sheridan Children’s Healthcare Services of North Carolina, P.A.

By:	/s/ Gilbert Drozdow, M.D.
Gilbert Drozdow, M.D., President